Exhibit 5.1

ATTORNEYS AT LAW 777 East Wisconsin Avenue Milwaukee, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX www.foley.com

April 2, 2021

SPAR Group, Inc. 1910 Opdyke Court Auburn Hills MI 48326 Re: SPAR Group, Inc. Form S-8 Registration Statement

Ladies and Gentlemen:

We have acted as counsel for SPAR Group, Inc., a Delaware corporation (the "Corporation"), in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Corporation with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to 600,000 shares of the Corporation's common stock, $0.01 par value (the "Shares"), issuable pursuant to the Corporation's 2020 Stock Compensation Plan (the "Plan"), the SPAR Group, Inc. Nonqualified Stock Option Contract, dated August 31, 2020 and the SPAR Group, Inc. Nonqualified Stock Option Contract, dated February 22, 2021 (together, the “Option Contracts”).

In connection with our representation, we have examined: (i) the Plan, Option Contracts and related documents; (ii) the Registration Statement, including the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (iii) the Corporation's certificate of incorporation and amendments and the Corporation's amended and restated by-laws, as amended to date; (iv) the resolutions of the Corporation's Board of Directors relating to the Plan, Option Contracts and the issuance of Shares thereunder; and (v) such other corporate proceedings, documents and records as we have deemed necessary or appropriate to enable us to render this opinion. In our examination of the above-referenced documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares, if and when issued by the Corporation pursuant to the terms and conditions of the Plan and Option Contracts and as contemplated by the Registration Statement, will be legally issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Foley & Lardner LLP
Foley & Lardner LLP

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